  Exhibit 10.48

AGREEMENT AND EXTENSION

This Agreement and Extension (the "**Agreement and Extension**"), effective as of October 4, 2019 (the "**Effective Date**"), is made by and between IOTA Communications, Inc., a Delaware corporation formerly known as Solbright Group, Inc., (the "**Company**"), and the undersigned entities (collectively, "**AIP**").

Reference is hereby made to the Note Purchase Agreement made as of October 31, 2018, the Agreement and Waiver as of November 30, 2018, the Agreement and Waiver as of March 29, 2019, the Waiver and Agreement to Issue Additional Notes as of May 24, 2019, and the Agreement and Waiver as of July 31, 2019 (collectively the "**Agreement**"), by and between the Company and AIP. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company and AIP completed four financing transactions pursuant to which the Company raised capital by issuing secured convertible promissory notes (the "**Existing Notes**") as follows: (1) issue date November 1, 2018; original aggregate principal amount $2,500,000; and maturity date November 1, 2019, (2) issue date December 6, 2018; original aggregate principal amount $1,000,000; and maturity date December 6, 2019; (3) issue date May 24, 2019; original principal amount $1,000,000; maturity date May 24, 2020; and (4) issue date August 1, 2019; original principal amount $500,000; and maturity date August 1, 2020; and

WHEREAS, the Company is in breach of certain provisions of the Agreement, and AIP agrees to waive them through the Effective Date; and

WHEREAS, the outstanding principal amount of the Existing Notes on the Effective Date is $4,633,197.27; and

WHEREAS, the parties desire to replace the Existing Notes with a new secured non-convertible promissory note (the "**Replacement Note**") with a maturity date of April 4, 2021, subject to the terms and conditions of this Agreement and Extension, and make certain amendments to the Agreement.

NOW THEREFORE, the parties agree as follows:

1. On the Effective Date or around but not later than October 16, 2019, (i) the Company shall make a principal payment on the Existing Notes in the amount of $33,197.27 and (ii) the Existing Notes are cancelled and replaced by the Replacement Note with a principal amount of $4,600,000, annexed hereto. The Company shall make all payments of interest accrued and unpaid through the Effective Date and other amount due under the Existing Notes through the Effective Date.

2. The Company shall issue to the Holders warrants (the "**New Warrants**") as provided below. The New Warrants shall have an exercise price of $0.32 cents per share; be exercisable for 36 months from the date of issue; and permit cashless exercise. No more than 14,500,000 New Warrants shall be issued in total.

(a) The 5-day volume weighted average price of the Shares on the last trading day of each calendar month (the "**VWAP**") shall be computed. If the VWAP for any month is less than the VWAP for the previous month, the Company shall issue to the Noteholders, upon the written request of AIP, up to 1,450,000 New Warrants for each such $0.01 decrease.

(b) The Company shall issue to the Noteholders 14,500,000 New Warrants (less the amount of New Warrants previously issued) before the Company prepays the Replacement Note in full on April 4, 2020, if the Company chooses to prepay the Replacement Note on such date.

(c) The Company shall issue to the Noteholders 14,500,000 New Warrants (less the amount of New Warrants previously issued) before the Company prepays the Replacement Note in full on October 4, 2020, if the Company chooses to prepay the Replacement Note on such date.

(d) The Company shall issue to the Noteholders 14,500,000 New Warrants (less the amount of New Warrants previously issued) on the Maturity Date of the Replacement Note (April 4, 2021).

3. The Company shall issue to the Holders 1,000,000 Shares within five business days of the Effective Date. If the Company does not prepay the Replacement Note on April 4, 2020, the Company shall issue to the Holders an additional 1,000,000 Shares on such date. If the Company does not prepay the Replacement Note on October 4, 2020, the Company shall issue to the Holders an additional 1,000,000 Shares on such date.

4. Notwithstanding Section 8.1(b) of the Agreement, as amended, the Company shall pay down principal on the Replacement Note as provide therein.

5. Except as explicitly stated in this Agreement and Extension, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Extension effective as of as of October 4, 2019.

IOTA COMMUNICATIONS, INC.

Verified by PDFfiller 10/10/2019

By: ______________________________
Name: Terrence DeFranco
Title: Chief Executive Officer

AIP ASSET MANAGEMENT INC.,
as Security Agent

By: ______________________________
Name: Jay Bala, CFA
Title: President

AIP GLOBAL MACRO FUND, LP,
as a Holder

By: ______________________________
Name: Jay Bala, CFA
Title: Portfolio Manager